[Venturi Partners Logo]

Contacts:	James C. Hunt	Ken R. Bramlett, Jr.
	Chief Financial Officer	Senior Vice President
	(704) 442-5105	(704) 442-5106

PERSONNEL GROUP OF AMERICA REPORTS SECOND QUARTER RESULTS

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ALSO ANNOUNCES NAME CHANGE TO VENTURI PARTNERS, INC.
AND REVERSE STOCK SPLIT

CHARLOTTE, N.C. (July 31, 2003) — Personnel Group of America, Inc. (OTCBB: PRGA.OB), a leading information technology and professional staffing services company, today announced its results for the second quarter and six months ended June 29, 2003.

For the second quarter, total revenues were $122.5 million, up sequentially from $120.7 million in the first quarter of 2003 but below the $141.7 million of revenues recorded in the second quarter of 2002. PGA’s Staffing business contributed $62.7 million, or 51%, of total revenues during the second quarter, and the Company’s Technology practice added $59.8 million, or 49%. Including certain restructuring and rationalization charges and a gain from the Company’s recently completed financial restructuring, PGA reported net income of $83.0 million, or $0.62 per share, for the second quarter, compared with a net loss of $2.7 million, or ($0.10) per share, in the second quarter last year. During the second quarter of 2003, the Company recorded restructuring and rationalization charges of $2.0 million, or ($0.02) per share, related primarily to its ongoing operational restructuring activities, and a net gain from the financial restructuring of $84.6 million, or $0.64 per share. Due to the Company’s income tax position, the Company recorded no tax provision during the first half of 2003.

The gain from financial restructuring resulted from the reduction of over $120.0 million of outstanding indebtedness and was net of approximately $1.5 million of fees and expenses in the second quarter associated with the financial restructuring transaction. Financial restructuring related expenses were previously reported by the Company as restructuring and rationalization charges and have been reclassified to gain on financial restructuring, net. As of June 29, 2003, the Company’s contractual obligations under the secured credit facility and the 5.75% Notes totaled $59.1 million, down from $218.0 million at December 29, 2002.

Exclusive of restructuring and rationalization charges, the Company recorded operating income of $1.2 million, or $0.01 per share, for the second quarter, versus operating income, also exclusive of restructuring and rationalization charges, of $2.4 million, or $0.09 per share, in the second quarter last year.

In other news, PGA reported that its shareholders had approved a charter amendment at the 2003 annual meeting of shareholders, which will, among other things, effectuate the 1-for-25 reverse stock split contemplated in the financial restructuring. The charter amendment also includes a formal change of the Company’s name to “Venturi Partners, Inc.,” which the shareholders had previously approved. PGA intends to file the charter amendment during the first week of August.

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PGA Announces Second Quarter Results

July 31, 2003

“PGA’s revenues improved sequentially in the second quarter, breaking a streak of over 10 consecutive quarters of revenue declines,” commented Larry L. Enterline, PGA Chief Executive Officer. “Although the macroeconomic data continues to suggest that the timing of a recovery is uncertain, our revenue trends suggest that the worst is behind us and our second quarter results have caused some cautious optimism on our part that a revenue turnaround may be near. With the completion of our financial restructuring in April, we have reallocated attention and resources toward returning our operations to steady growth and profitability and believe these efforts are paying off. As the disruption from the financial restructuring process continues to subside, we believe these renewed efforts will translate into continuing improvements and position us extremely well to take advantage of the recovery. Based on what we achieved in the second quarter and as the result of our rededication to further improvements in our operations, we would expect our financial results to improve rapidly if the economy strengthens later this year as many expect.

“The completion of our financial restructuring also marked a milestone in the evolution of PGA and coincides with the transformation of the Company from a loosely knit group of operating units functioning independently into a unified organization with local and regional branches operating as part of a national office network,” Enterline continued. “This process is essentially complete and, as a result, our customers already know us as Venturi in the marketplace. Now that we have begun the next chapter in PGA’s corporate life, we believe the time is right for a change in our corporate identity as well. We are excited about the change of our corporate name to Venturi Partners, Inc., and look forward to building a brand that is synonymous with the highest quality IT staffing and consulting and commercial staffing services.”

Technology Services
Technology Services revenues in the second quarter decreased slightly to $59.8 million from $60.6 million in the first quarter of 2003, and were down from the $77.6 million recorded in the second quarter of 2002. Gross margins were 23.7% in the second quarter, up from 22.1% in the first quarter of 2003 but still below the second quarter 2002 level of 24.4%. Operating income margins, exclusive of the second quarter restructuring and rationalization charges, were 4.3%, compared with 2.0% in the first quarter and 4.8% in the second quarter of 2002.

Billable headcount declined sequentially from the first quarter levels despite several consecutive weeks of increases in June, with an average of approximately 1,800 IT professionals on assignment during the second quarter and 1,800 on assignment at the end of the quarter.

Staffing Services
Revenues for PGA’s Staffing Services unit in the second quarter increased 4.2% to $62.7 million from $60.2 million in the first quarter of 2003, but were lower than the $64.1 million of revenues recorded in the second quarter last year. Gross profit in the second quarter increased slightly to $12.4 million from $11.7 million in the first quarter of 2003. Operating income margins, exclusive of the second quarter restructuring and rationalization charges, were 3.5%, up from 1.7% in the first quarter but below last year’s second quarter level of 4.2%.

Permanent placement revenue in the second quarter as a percentage of total Staffing Services sales was 2.3% compared with 2.0% in the first quarter. Additionally, vendor-on-premise business represented 37.0% of division sales in the second quarter, down from 37.4% in the first quarter of 2003. As a result of the normal seasonal patterns, gross margin percentage for the second quarter of 2003 increased to 19.9% from 19.4% in the first quarter, but was lower than the 22.4% recorded in the second quarter of 2002.

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PGA Announces Second Quarter Results

July 31, 2003

Conference Call Information
PGA will conduct a conference call today at 11:00 a.m. EST to discuss the quarterly and year-to-date financial results. The conference call-in number is 1-913-981-5509. The call will also be Web cast live and replayed for 30 days at www.venturipartners.com or www.companyboardroom.com. A taped replay of the call will be available through August 7, 2003, by dialing
1-719-457-0820, passcode 414465.

About PGA
Personnel Group of America, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company’s Technology Services operations now operate under the name “Venturi Technology Partners” and its Staffing Services operations operate as “Venturi Staffing Partners” and “Venturi Career Partners.”

Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect PGA’s future operating results or financial position. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.

These risks and uncertainties include, but are not limited to, the following:

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	continuing weakness or further reductions in corporate information technology spending levels;

•	the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures, including any change in the demand for the Company’s services, or the Company’s ability to maintain or improve its operating margins;

•	an Internal Revenue Service audit of the Company’s income tax returns and the risk that assessments for additional taxes, penalties and interest could be levied against the Company;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	the Company’s success in attracting, training and retaining qualified management personnel and other staff employees;

•	reductions in the supply of qualified candidates for temporary employment or the Company’s ability to attract qualified candidates;

•	the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s liquidity or ability to comply with its loan covenants;

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PGA Announces Second Quarter Results

July 31, 2003

•	the risks of defaults under the Company’s credit agreements or the demand by any holder of the Company’s remaining outstanding 5.75% Notes for repayment following the occurrence of a repurchase event under the indenture applicable to the 5.75% Notes;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect management’s assessment of its ability to fully recover its goodwill;

•	whether governments will impose additional regulations or licensing requirements on staffing services businesses in particular or on employer/employee relationships in general; and

•	other matters discussed in this press release and the Company’s SEC filings.

Because long-term contracts are not a significant part of PGA’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures
This press release includes presentation of the following financial measure: operating income exclusive of restructuring and rationalization charges. This item is not a financial measure under generally accepted accounting principles in the United States. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses it in evaluating the Company’s operating performance. Because this item is not a GAAP financial measure, however, companies may present similarly titled items determined with differing adjustments. Accordingly, this measure as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Following is a table reconciling this non-GAAP financial measure with the most comparable GAAP measurement. Investors are strongly urged to review this reconciliation. In addition, the exclusion of restructuring and rationalization charges in this non-GAAP financial measure does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the second quarter of 2003 and other prior periods, and similar charges may recur in future periods.

	Three Months Ended

	June 29,	June 30,
	2003	2002

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE:
Operating income exclusive of restructuring and rationalization charges:
Operating income (loss)	$(844)	$1,688
Restructuring and rationalization charges	2,016	668

Operating income exclusive of restructuring and rationalization charges	$1,172	$2,356

Diluted average shares outstanding	132,975	26,728

Operating income exclusive of restructuring and rationalization charges per share	$0.01	$0.09

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PGA Announces Second Quarter Results

July 31, 2003

PERSONNEL GROUP OF AMERICA, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	June 29,	June 30,	%	June 29,	June 30,	%
	2003	2002	Change	2003	2002	Change

Revenues	$122,509	$141,732	-13.6%	$243,225	$283,785	-14.3%
Direct costs of services	95,871	108,383	-11.5%	191,512	216,675	-11.6%

Gross profit	26,638	33,349	-20.1%	51,713	67,110	-22.9%

Operating expenses:
Selling, general and administrative	24,125	29,275	-17.6%	49,495	59,438	-16.7%
Depreciation and amortization	1,341	1,718	-21.9%	2,753	3,558	-22.6%
Restructuring and rationalization charges	2,016	668	201.8%	2,115	925	128.6%

Operating income (loss)	(844)	1,688	NA	(2,650)	3,189	NA

Interest expense	744	4,409	-83.1%	5,136	8,697	-40.9%
Gain on financial restructuring, net	84,634	(680)	NA	83,132	(686)	NA

Income (loss) before income taxes and cumulative effect of change in accounting principle	83,046	(3,401)	NA	75,346	(6,194)	NA
Provision (benefit) for income taxes	—	(680)	NA	—	3,662	NA

Income (loss) before cumulative effect of change in accounting principle	83,046	(2,721)	NA	75,346	(9,856)	NA
Cumulative effect of change in accounting principle, net of taxes	—	—	NA	—	(242,497)	NA

Net income (loss)	$83,046	$(2,721)	NA	$75,346	$(252,353)	NA

Basic and diluted earnings per common share (1):
Loss before gain on financial restructuring and cumulative effect of change in accounting principle	$(0.01)	$(0.08)	-87.5%	$(0.10)	$(0.35)	-71.4%
Gain on financial restructuring, net	0.64	(0.02)	NA	1.04	(0.02)	NA
Cumulative effect of change in accounting principle	—	—	NA	—	(9.08)	NA

Net income (loss)	$0.62	$(0.10)	NA	$0.94	$(9.45)	NA

Weighted average basic and diluted shares outstanding (1)	132,975	26,728	397.5%	79,928	26,716	199.2%

(1)	The conversion of the Company’s 5.75% Convertible Subordinated Notes due July 2004 and the conversion of stock options into common shares were excluded from the computation of earnings per diluted share and weighted average diluted shares outstanding for the periods shown because their effect was antidilutive.

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PGA Announces Second Quarter Results

July 31, 2003

PERSONNEL GROUP OF AMERICA, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	June 29,	June 30,	%	June 29,	June 30,	%
	2003	2002	Change	2003	2002	Change

SELECTED SEGMENT INFORMATION:
Revenues:
Technology Services	$59,829	$77,632	-22.9%	$120,388	$159,940	-24.7%
Staffing Services	62,680	64,100	-2.2%	122,837	123,845	-0.8%

Total revenues	122,509	141,732	-13.6%	243,225	283,785	-14.3%

Gross profit:
Technology Services	14,189	18,975	-25.2%	27,575	39,503	-30.2%
Staffing Services	12,449	14,374	-13.4%	24,138	27,607	-12.6%

Total gross profit	26,638	33,349	-20.1%	51,713	67,110	-22.9%

Operating income:
Technology Services	2,548	3,734	-31.8%	3,780	7,810	-51.6%
Staffing Services	2,186	2,694	-18.9%	3,214	4,533	-29.1%

Total operating income	4,734	6,428	-26.4%	6,994	12,343	-43.3%

Unallocated corporate expenses	3,510	3,949	-11.1%	7,389	7,979	-7.4%
Amortization of intangible assets	52	123	-57.7%	140	250	-44.0%
Restructuring and rationalization charges	2,016	668	201.8%	2,115	925	128.6%

Total operating income (loss)	$(844)	$1,688	NA	$(2,650)	$3,189	NA

SELECTED CASH FLOW INFORMATION:
Net cash provided by operating activities	$24,617	$24,593	0.1%	$24,684	$21,094	17.0%
Purchases of property and equipment, net	75	517	-85.5%	505	824	-38.7%
Repayments under credit facility, net	38,985	6,300	518.8%	38,985	14,300	172.6%
Cash payments for interest	3,299	1,929	71.0%	8,343	6,834	22.1%

SELECTED BALANCE SHEET DATA:
	Periods Ended

	June 29,	December 29,
	2003	2002

Cash and cash equivalents	$4,175	$22,623
Accounts receivable, net	68,478	76,178
Goodwill, net	103,532	103,532
Total assets	193,428	247,406

Current liabilities	70,836	72,738
Secured credit facility (1)	60,954	103,000
Convertible subordinated notes	5,339	115,000
Total shareholders’ equity (deficit)	46,578	(52,348)

(1)	At June 29, 2003, the Company’s contractual obligation under the secured credit facility was $53,715; the remaining $7,239 represents deferred gain on debt forgiveness in accordance with Generally Accepted Accounting Principles.

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